AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Amendment to Membership Interest Purchase Agreement (this “Amendment”) is entered into as of November 16, 2011, by and between PDI, Inc., a Delaware corporation (“Purchaser”), and Robert O. Likoff, as the Seller Representative (the “Seller Representative”).

BACKGROUND

A.  Purchaser, the Seller Representative, Group DCA, LLC, a Delaware limited liability company (the “Company”), JD & RL, Inc., a Delaware corporation (“Seller”), Robert O. Likoff, individually (“Likoff”), and Jack Davis, individually (“Davis”), are parties to that certain Membership Interest Purchase Agreement, dated November 3, 2010 (the “Purchase Agreement”).  Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Purchase Agreement.

B.  Pursuant to the terms of the Purchase Agreement, Purchaser agreed to make certain Contingency Payments and Integration Payments upon the satisfaction of certain conditions as further set forth in the Purchase Agreement (such Contingency Payments and Integration Payments, collectively, the “Conditional Payments”).

C.  The Parties desire to amend the Purchase Agreement to reflect that the Buyout Payments (as defined below) shall be made in lieu of and shall supersede the Conditional Payments in their entirety.

D.  Pursuant to Section 13.6 of the Purchase Agreement, the Purchase Agreement may be amended by a written instrument duly executed by the Purchaser and the Seller Representative.

AGREEMENT

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.           Buyout Payments.

(a)           In connection with the Amendments to the Purchase Agreement, as set forth in Section 2 of this Amendment, subject to Sections 2.5(k) and 11.10(b) of the Purchase Agreement, Purchaser shall pay to Seller, by wire transfer of immediately available funds to an account designated in writing by Seller:

(i)           One Million Five Hundred Thousand Dollars ($1,500,000.00) on or before April 2, 2012 (the “First Buyout Payment”); and

(ii)           One Million Nine Hundred Thousand Dollars ($1, 900,000.00) on or before December 2, 2012 (the “Second Buyout Payment” and collectively with the First Buyout Payment, the “Buyout Payments”).

(b)           The parties to the Purchase Agreement agree and acknowledge that the Buyout Payments are in lieu of and supersede the Conditional Payments potentially due and payable to Seller under Section 2.5 of the Purchase Agreement.

(c)           The parties to the Purchase Agreement agree and acknowledge, in accordance with Section 2.2 of the Purchase Agreement, that the Buyout Payments constitute a portion of the Purchase Price for the Units purchased by Purchaser from Seller.

2.           Amendments to Purchase Agreement.

(a)           Section 1.2 of the Purchase Agreement is hereby amended by (i) deleting each of the following defined terms in its respective entirety: “2010 Contingency Payment”; “2010 Targeted Gross Profit”; “2010 Targeted Revenue”; “2011 Actual Revenue”; “2011 Actual Gross Profit”; “2011 Contingency Payment”; “2011 Gross Profit Component”; “2011 Gross Profit Growth Rate”; “2011 Integration Payment”; “2011 Revenue Component”; “2011 Revenue Growth Rate”; “2011 Targeted Gross Profit”; “2011 Targeted Revenue”; “2012 Actual Gross Profit”; “2012 Actual Revenue”; “2012 Contingency Payment”; “2012 Gross Profit Component”; “2012 Gross Profit Growth Rate”; “2012 Integration Payment”; “2012 Revenue Component”; “2012 Revenue Growth Rate”; “Acceleration Event”; “Buyer”; “Change of Control”; “Change of Control Purchase Price”; “Contingency Payments”; “Contract Amount”; “Cost of Goods”; “Determination Date”; “Earnout Amounts”; “Earnout Period”; “Estimated Contingency Payment”; “Gross Profit”; “Gross Profit Margin”; “Historical Manner of Determination”; “Integrated Activities”; “Integration Payments”; “Integration Threshold”; “Qualified Revenue”; “Revenue”; and “Target Adjustment Event”; and (ii) adding the following: “Buyout Payments” has the meaning set forth in that certain Amendment to Membership Interest Purchase Agreement, by and among Purchaser and the Seller Representative, dated the date hereof.

(b)           Section 1.4 of the Purchase Agreement is hereby deleted in its entirety.

(c)           Section 2.2(c)  of the Purchase Agreement is hereby deleted in its entirety.

(d)           Section 2.5 of the Purchase Agreement is hereby amended by deleting Sections 2.5(a), 2.5(b), 2.5(c), 2.5(d), 2.5(e), 2.5(f), 2.5(g), 2.5(h), 2.5(i), 2.5(j) and 2.5(l).

(e)           The first sentence of Section 2.5(k) is hereby amended by replacing the phrase “payment to be made to Seller pursuant to this Section 2.5” with the phrase “Buyout Payments”.

(f)           Section 7.10 of the Purchase Agreement is hereby deleted in its entirety.

(g)           Section 7.11 of the Purchase Agreement is hereby amended and replaced in its entirety with: “For a period of five years after the Closing Date, Purchaser shall, and shall cause the Company and its Subsidiaries to retain the accounting, financial and other books and records of the Company and its Subsidiaries relating to periods prior to the Closing Date.”

(h)           The first sentence of Section 11.10(b) of the Purchase Agreement is hereby amended by replacing the phrase “Contingency Payment” with the phrase “Buyout Payments”.

3.           Purchase Price Adjustment. Purchaser will not deliver a Statement of Working Capital in accordance with Section 2.4 of the Purchase Agreement and therefore there will be no purchase price adjustment in accordance with Section 2.4 of the Purchase Agreement.

4.           Effectiveness of Amendments.  Except as expressly amended hereby, the provisions of the Purchase Agreement are and shall remain in full force and effect.

5.           Miscellaneous.  The provisions of Article 13 of the Purchase Agreement shall apply to this Amendment and are hereby incorporated by reference in this Amendment as if fully set forth herein.

The parties hereto have executed and caused to be written this Amendment to Membership Interest Purchase Agreement as of the date first written above.

PDI, INC. By:/s/ Jeffrey Smith Name: Jeffrey Smith Title: Executive VP & CFO
SELLER REPRESENTATIVE /s/ Robert O. Likoff Robert O. Likoff

(signature page to Amendment to Membership Interest Purchase Agreement)